Exhibit 5

                       [LETTERHEAD OF BELL, BOYD & LLOYD]

                                December 12, 1997


Medicus Systems Corporation
One Rotary Center, Suite 1111
Evanston, IL  60201


                           Medicus Systems Corporation
                    1996 C.E.O. Replacement Stock Option Plan
                      1996 C.E.O. Special Stock Option Plan
              1997 Employee Stock Option and Restricted Stock Plan
                      and 1997 Directors' Stock Option Plan
                       Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Medicus Systems Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers 808,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), offered under the Company's 1996 C.E.O. Replacement Stock Option Plan, 1996 C.E.O. Special Stock Option Plan, 1997 Employee Stock Option and Restricted Stock Plan, and 1997 Directors' Stock Option Plan (the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

                  1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.

                  2. The Company has taken all action necessary to authorize (i) the Plans, (ii) the offer for sale of the Shares pursuant to the Plans, and (iii) the issuance of shares of its common stock, par value $.01 per share, in accordance with the Plans.

                  3. The Shares, when issued in accordance with the Plans will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company.

     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.


                                                    Very truly yours,

                                                    /s/ Bell, Boyd & Lloyd
                                                    -----------------------
                                                    Bell, Boyd & Lloyd